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         Van Kampen Life Investment Trust - Aggressive Growth Portfolio
                          Item 77(O) 10F-3 Transactions
                         January 1, 2008 - June 30, 2008

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                                                                Amount of        % of
                                     Offering       Total        Shares        Offering     % of Funds
 Security    Purchase/     Size of   Price of     Amount of     Purchased      Purchased       Total
 Purchased   Trade Date   Offering    Shares       Offering      By Fund        By Fund        Assets      Brokers   Purchased From
------------ ----------- ---------- ----------- ------------- -------------- -------------- ------------ ----------- ---------------
 Intrepid     04/21/08        -       $32.00     $30,000,000       1,000          0.03%        0.0834%   Goldman,   Lehman Brothers
Potash Inc.                                                                                              Sachs &
                                                                                                         Co.,
                                                                                                         Merrill
                                                                                                         Lynch &
                                                                                                         Co., Morgan
                                                                                                         Stanley,
                                                                                                         RBC Capital
                                                                                                         Markets and
                                                                                                         BMO Capital
                                                                                                         Markets
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